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                                                                   Exhibit 23.5




ACCOUNTANTS' CONSENT


To the Board of Directors of Laser Rejuvenation Clinics Ltd.



We consent to the use of our audit report dated August 13, 1999 on the consolidated balance sheets as at June 30, 1999 and 1998 and the consolidated statements of operations and retained earnings (deficit) and cash flows for the years ended included herein and to the reference to our firm under the heading "Experts" in the Form F-4



/s/ KPMG, LLP

Chartered Accountants

Calgary, Canada

May 1, 2000